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                            LEASE, SECURITY AGREEMENT
                             AND FINANCING STATEMENT

                                     between

                            WILMINGTON TRUST COMPANY,
                   not in its individual capacity, but solely
                           as Owner Trustee under the

                                FMS TRUST 1997-1,
                                   as Lessor,

                                       and

                                FRED MEYER, INC.



                           ---------------------------

                           Dated as of March 11, 1998

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This Lease is subject to a security interest in favor of Bankers Trust Company, a New York banking corporation, as administrative agent (the "Administrative Agent"), under a Credit Agreement, dated as of March 11, 1998, among Lessor, the Lenders and the Administrative Agent, as amended or supplemented. This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Administrative Agent on the signature page hereof.
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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS....................................................... 1
     1.1        Defined Terms................................................. 1

SECTION 2.  PROPERTY AND TERM................................................. 1
     2.1        Property...................................................... 1
     2.2        Lease Term.................................................... 1
     2.3        Title......................................................... 2
     2.4        Lease Supplements............................................. 2

SECTION 3.  RENT.............................................................. 2
     3.1        Rent.......................................................... 2
     3.2        Supplemental Rent............................................. 2
     3.3        Performance on a Non-Business Day............................. 3
     3.4        Method of Payment............................................. 3

SECTION 4.  UTILITY CHARGES................................................... 3
     4.1        Utility Charges............................................... 3

SECTION 5.  QUIET ENJOYMENT................................................... 4
     5.1        Quiet Enjoyment............................................... 4

SECTION 6.  NET LEASE......................................................... 4
     6.1        Net Lease; No Setoff; Etc..................................... 4
     6.2        No Termination or Abatement................................... 5

SECTION 7.  OWNERSHIP OF PROPERTY............................................. 5
     7.1        Ownership of the Property..................................... 5

SECTION 8.  CONDITION OF PROPERTY............................................. 7
     8.1        Condition of the Property..................................... 7
     8.2        Possession and Use of the Property............................ 7
     8.3        Risk of Loss.................................................. 7

SECTION 9.  COMPLIANCE........................................................ 8
     9.1        Compliance with Legal Requirements and Insurance Requirements. 8
     9.2        Environmental Matters......................................... 8

SECTION 10.  MAINTENANCE AND REPAIR; RETURN................................... 9
     10.1       Maintenance and Repair; Return................................ 9
     10.2       Right of Inspection........................................... 9
     10.3       Environmental Inspection......................................10

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SECTION 11.  MODIFICATIONS....................................................10
     11.1       Modifications, Substitutions and Replacements.................10

SECTION 12.  TITLE............................................................11
     12.1       Liens.........................................................11
     12.2       Grants and Releases of Easements..............................12

SECTION 13.  PERMITTED CONTESTS...............................................12
     13.1       Permitted Contests Other Than in Respect of Impositions.......12

SECTION 14.  INSURANCE........................................................13
     14.1       Public Liability and Workers' Compensation Insurance..........13
     14.2       Hazard and Other Insurance....................................13
     14.3       Coverage......................................................14

SECTION 15.  CONDEMNATION AND CASUALTY........................................15
     15.1       Condemnation..................................................15

SECTION 16.  LEASE TERMINATION................................................17
     16.1       Termination upon Certain Events...............................17
     16.2       Procedures....................................................17

SECTION 17.  DEFAULT..........................................................17
     17.1       Lease Events of Default.......................................17
     17.2       Final Liquidated Damages......................................20
     17.3       Lease Remedies................................................20
     17.4       Waiver of Certain Rights......................................22
     17.5       Delivery of Contracts.........................................22
     17.6       Remedies Cumulative...........................................22

SECTION 18.  LESSOR'S RIGHT TO CURE...........................................22
     18.1       Lessor's Right to Cure Lessee's Lease Defaults................22

SECTION 19.  LEASE TERMINATION; SALE OF UNDEVELOPED LAND......................23
     19.1       Provisions Relating to Lessee's Termination of
                this Lease or Exercise of Purchase Option.....................23
     19.2       Aggregate Tranche A Percentage................................23
     19.3       Sale of Undeveloped Land......................................23

SECTION 20.  PURCHASE OPTION..................................................24
     20.1       Purchase Option...............................................24
     20.2       Maturity Date Purchase Option.................................24
     20.3       Obligation to Purchase All Properties.........................24


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SECTION 21.  SALE OF PROPERTY.................................................24
     21.1       Sale Procedure................................................24
     21.2       Application of Proceeds of Sale...............................26
     21.3       Indemnity for Excessive Wear..................................26
     21.4       Appraisal Procedure...........................................27
     21.5       Certain Obligations Continue..................................27

SECTION 22.  HOLD OVER........................................................27
     22.1       Hold Over.....................................................27

SECTION 23.  RISK OF LOSS.....................................................28
     23.1       Risk of Loss..................................................28

SECTION 24.  SUBLETTING AND ASSIGNMENT........................................29
     24.1       Subletting and Assignment.....................................29
     24.2       Subleases.....................................................29

SECTION 25.  ESTOPPEL CERTIFICATES............................................29
     25.1       Estoppel Certificates.........................................29

SECTION 26.  NO WAIVER........................................................30
     26.1       No Waiver.....................................................30

SECTION 27.  ACCEPTANCE OF SURRENDER..........................................30
     27.1       Acceptance of Surrender.......................................30

SECTION 28.  NO MERGER OF TITLE...............................................30
     28.1       No Merger of Title............................................30

SECTION 29.  NOTICES..........................................................30
     29.1       Notices.......................................................30

SECTION 30.  MISCELLANEOUS....................................................32
     30.1       Miscellaneous.................................................32
     30.2       Amendments and Modifications..................................32
     30.3       Successors and Assigns........................................32
     30.4       Headings and Table of Contents................................32
     30.5       Counterparts..................................................32
     30.6       GOVERNING LAW.................................................32
     30.7       Limitations on Recourse.......................................32
     30.8       Memorandum of Lease...........................................33
     30.9       Ground Lease..................................................33
     30.10      Security Agreement and Financial Statement....................33
     30.11      State Law Recitals and Provisions.............................33
     30.12      Limited Power of Attorney.....................................34


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     30.13      Estoppel Certificate..........................................35

Schedule 24.1   Existing Subleases

Exhibit A       Form of Lease Supplement
Exhibit B       Form of Memorandum of Lease


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          LEASE, Security Agreement and Financing Agreement (this "Lease"), dated as of March 11, 1998, among WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity, but solely as Owner Trustee under the FMS TRUST 1997-1, a Delaware business trust, having its principal office at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, as lessor (the "Lessor"), and FRED MEYER, INC., a Delaware corporation, as a lessee and whose principal offices are located at 3800 SE 22nd Avenue, P.O. Box 4212, Portland, Oregon 97242 ("Lessee").

          For purposes of provisions of Section 7.1(b) of this Lease related to the creation and enforcement of this Agreement as a Deed of Trust, LESSEE, as grantor, hereby conveys the property to FIRST AMERICAN TITLE INSURANCE COMPANY, a corporation, as trustee, in trust and with power of sale, for the benefit of Lenders as beneficiary and senior lenders, and for the benefit of LESSOR, as beneficiary (in trust), as subordinated lender.

          For purposes of Section 7.1(b) of this Lease related to the creation and enforcement of this Lease as a security agreement and a fixture filing, Lessee is the debtor and Lessor is the secured party, acting for the benefit of the Lenders and the Investors.

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. Capitalized terms used herein but not otherwise defined in this Lease shall have the respective meanings specified in Annex A to the Participation Agreement, dated as of the date hereof (the "Participation Agreement"), among Lessee and Construction Agent, Lessor, the Owner Trustee, the Investors, the Administrative Agent, the Syndication Agent and the Lenders named therein, as such Participation Agreement may be amended, supplemented or otherwise modified from time to time. The rules of usage set forth in Annex A to the Participation Agreement shall apply to this Lease. Unless otherwise indicated, references in this Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Lease.


                          SECTION 2. PROPERTY AND TERM

          2.1 Property. Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Property specified in each Lease Supplement.

          2.2 Lease Term. Each Property is leased for the Term, unless extended or earlier terminated in accordance with the provisions of this Lease or any of the other Operative
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Agreements (including, but not limited to, any termination in connection with the Acceleration of the Loans pursuant to Section 6.1 of the Credit Agreement).

          2.3 Title. Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall not in any event have any recourse against Lessor for any defect in or exception to title to any Property.

          2.4 Lease Supplements. On each Property Closing Date, or on such other date as may be required pursuant to Section 1.3 of the Participation Agreement, Lessor and Lessee shall each execute and deliver a Lease Supplement for the Property to be leased on such date in substantially the form of Exhibit A hereto and thereafter such Property shall be subject to the terms of this Lease. Lessee hereby agrees that the execution and delivery by it of a Lease Supplement shall, without further act, constitute the irrevocable acceptance by Lessee of all of the Property which is the subject of such Lease Supplement for all purposes of this Lease and the other Operative Agreements on the terms set forth therein and herein, and that such Property, together with any Improvements constructed on such Property pursuant to the Construction Agency Agreement and this Lease, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Property Closing Date.


                                 SECTION 3. RENT

          3.1 Rent. On each applicable Payment Date occurring (i) after (x) the termination of the Construction Period, with respect to any Property that is not a Completed Property on the Initial Closing Date and (y) the Initial Closing Date, with respect to each Existing Property which is a Completed Property on the Initial Closing Date, (ii) on the date required under Section 21.1(c) in connection with Lessee's exercise of the Remarketing Option, and (iii) on any date when this Lease shall terminate with respect to a Property, Lessee shall pay the Basic Rent attributable to such Property.

          3.2 Supplemental Rent. (a) Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease or any other Operative Agreement, in the event of any failure on the part of Lessee to pay and

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discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

          (b) Lessee shall make a payment of Supplemental Rent equal to the Maximum Residual Guarantee Amount in accordance with Section 21.1(c).

          3.3 Performance on a Non-Business Day. If any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day, unless, in the case of payments based on the Eurodollar Rate, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          3.4 Method of Payment. (a) Each payment of Rent payable by Lessee to Lessor under this Lease or any other Operative Agreement shall be made by Lessee to the Administrative Agent as assignee of Lessor under the Assignment of Lease (or, if all Loans and all other amounts owing to the Lenders under the Credit Agreement and the other Operative Agreements have been paid in full and all Commitments of the Lenders have been permanently terminated, to Lessor) in immediately available funds consisting of Dollars on the date when such payment shall be due by wire transfer to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct.

          (b) Neither Lessee's inability or failure to take possession of all, or any portion, of any Property when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of any Property to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent in accordance with the terms of this Lease.

          (c) Rent shall be paid absolutely net to each Person entitled thereto, so that this Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.


                           SECTION 4. UTILITY CHARGES

          4.1 Utility Charges. Lessee shall pay, or cause to be paid, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on each Property during the Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to any Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily

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basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.


                           SECTION 5. QUIET ENJOYMENT

          5.1 Quiet Enjoyment. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Properties for the Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor. Such right of quiet enjoyment is independent of, and shall not affect the rights of Lessor (or anyone claiming by, through or under Lessor) otherwise to initiate legal action to enforce, the obligations of Lessee under this Lease.


                              SECTION 6. NET LEASE

          6.1 Net Lease; No Setoff; Etc. This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, it is intended that Basic Rent and Supplemental Rent shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by law:
(a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any portion thereof, or any failure of any Property to comply with all Legal Requirements, including any inability to occupy or use any Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof, including eviction; (c) any restriction, prevention or curtailment of or interference with any use of any Property or any part thereof, including eviction; (d) any defect in title to or rights to any Property or any Lien on such title or rights or on any Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Participant; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to any Participant, any Loan Party or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Participant, any Loan Party or any other Person, or by any court, in any such proceeding; (g) any claim that any Loan Party has or might have against any Person, including, without limitation, any Participant or any vendor, manufacturer, contractor of or for any Property; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Agreement or of any other agreement; (i) any invalidity or unenforceability or disaffirmance against or by any Loan Party of this Lease or any provision hereof or any of the other Operative Agreements or any provision of any thereof; (j) the impossibility of performance by any Participant or any Loan Party, or all of them; (k) any action by any court, administrative agency or other Governmental Authority; any restriction, prevention or curtailment of or any interference with the construction on or any use of any Property or any part thereof; or (m) any other occurrence whatsoever, whether

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similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Operative Agreements, and the obligations of Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease. This Lease shall be noncancellable by Lessee for any reason whatsoever except as expressly provided herein, and Lessee, to the extent permitted by Legal Requirements, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as otherwise expressly provided herein, Lessee shall, unless prohibited by Legal Requirements, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from any Participant or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Properties and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever.

          6.2 No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor or any Lender, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor or any Lender or by any court with respect to Lessor or any Lender, except as otherwise expressly provided herein. Lessee hereby waives all right (i) to terminate or surrender this Lease, except as otherwise expressly provided herein, or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease and any Lease Supplements.


                        SECTION 7. OWNERSHIP OF PROPERTY

          7.1 Ownership of the Property. (a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as

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amended, (B) Lessor will be treated as the owner and lessor of the Properties and (C) Lessee will be treated as the lessee of the Properties, but (ii) for federal, state and local income tax and all other purposes (A) this Lease will be treated as a financing arrangement, (B) the Lenders will be treated as senior lenders making loans to Lessee in an amount equal to the Loans, which Loans will be secured by the Properties, (C) Lessor will be treated as a subordinated lender making a loan to Lessee in an amount equal to the Investor Contribution, which loan is secured by the Properties, and (D) Lessee will be treated as the owner of the Properties and will be entitled to all tax benefits ordinarily available to an owner of property like such Property for such tax purposes. Nevertheless, Lessee acknowledges and agrees that none of the Participants has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Agreements and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate. The parties hereto will not take any position inconsistent with the intentions expressed herein.

          (b) Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations for the repayment of the above-described loans,
(i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage or deed of trust, as applicable; (ii) the conveyance provided for in Section 2 shall be deemed a grant of a security interest in and a mortgage lien on Lessee's right, title and interest in the Properties (including the right to exercise all remedies as are contained in the applicable Lease Supplement and Memorandum of Lease upon the occurrence of a Lease Event of Default) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, for the benefit of Lessor to secure Lessee's payment of all amounts owed by Lessee under this Lease and the other Operative Agreements and Lessor holds title to the Properties so as to create and grant a first lien and prior security interest in each Property pursuant to this Lease for the benefit of the Administrative Agent under the Assignment of Lease, to secure to the Administrative Agent the obligations of Lessee under the Lease; (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Properties in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term. Nevertheless, Lessee acknowledges and agrees that no Participant has provided or will provide tax, accounting or legal advice to Lessee regarding this Lease, the Operative Agreements or the transactions contemplated hereby and thereby, or made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements, and that Lessee has obtained and relied

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upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate.

          (c) Lessor and Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.


                        SECTION 8. CONDITION OF PROPERTY

          8.1 Condition of the Property. LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE IMPROVEMENTS RELATING TO ITS PROPERTY, THE CONSTRUCTION AGENT IS SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY REFURBISHMENTS, ALTERATIONS OR MODIFICATIONS. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RENTING EACH PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY ANY PARTICIPANT AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF OR ON THE PROPERTY CLOSING DATE FOR SUCH PROPERTY. NO PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED, INCLUDING THE CONDITION OF ANY IMPROVEMENTS THEREON, THE SOIL CONDITION, OR ANY ENVIRONMENTAL OR HAZARDOUS MATERIAL CONDITION) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, SUITABILITY, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND NO PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT.

          8.2 Possession and Use of the Property. Each Property shall be used in a manner consistent with the Construction Agency Agreement and, after the Completion Date for the Property, as (i) a retail grocery store or supermarket or (ii) a distribution facility or office building used in connection with the foregoing, or (iii) for any other legal use consistent with Lessee's operations, and applying standards of use no lower than the standards applied by Lessee for other comparable properties owned or leased by Lessee. Lessee shall pay, or cause

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to be paid, all charges and costs required in connection with the use of the
Properties. Lessee shall not commit or permit any waste of any Property or any part thereof.

          8.3 Risk of Loss. During the Term the risk of loss of or decrease in the enjoyment and beneficial use of the Properties as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, wars or otherwise is assumed by Lessee, and Lessor shall not in any event be answerable or accountable therefor.


                              SECTION 9. COMPLIANCE

          9.1 Compliance with Legal Requirements and Insurance Requirements. Subject to the terms of Section 13 relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements relating to each Property, including the use, construction, operation, maintenance, repair and restoration thereof, and the remarketing thereof pursuant to Section 21, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of each Property, and
(b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, renovation, use, maintenance and operation of each Property and for the use, operation, maintenance, repair and restoration of the Improvements.

          9.2 Environmental Matters. (a) Promptly upon Lessee's actual knowledge of the presence of Hazardous Materials in any portion of a Property in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor and the Administrative Agent in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor and the Administrative Agent an Officer's Certificate and a Termination Notice with respect to such Property pursuant to
Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action (or to cause third parties to do the same) necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 9.1. If Lessee does not deliver a Termination Notice with respect to such Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Laws.

          (b) In addition, Lessee shall provide to Lessor and the Administrative Agent, within five (5) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any such environmental claims as reasonably may be requested by Lessor and the Administrative Agent.

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                   SECTION 10. MAINTENANCE AND REPAIR; RETURN

          10.1 Maintenance and Repair; Return. (a) Lessee, at its sole cost and expense, shall maintain each Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements and Insurance Requirements and on a basis reasonably consistent with the operation and maintenance of retail and commercial properties comparable in type and location to the applicable Property subject, however, to the provisions of Section 15 with respect to Condemnation and Casualty.

          (b) Lessor shall under no circumstances be required to build any Improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

          (c) Lessee shall, upon the expiration or earlier termination of the Term with respect to a Property and solely in accordance with the terms hereof (other than as a result of Lessee's purchase of such property from Lessor as provided herein), vacate, surrender and transfer such Property to Lessor or a purchaser, at Lessee's own expense, free and clear of all Liens other than Permitted Liens and Lessor Liens, in as good condition as they were on its Completion Date, or the date same became subject to this Lease, whichever is applicable, ordinary wear and tear excepted, and in compliance with all Legal Requirements, Insurance Requirements and the other requirements of this Lease (and in any event without (x) any asbestos installed or maintained in any part of such Property, (y) any polychlorinated byphenyls (PCBs) in, on or used, stored or located at such Property, and (z) any other Hazardous Materials). Lessee shall cooperate with any independent purchaser of such Property in order to facilitate the ownership and operation by such purchaser of such Property after such expiration or earlier termination of the Term, including providing all books, reports and records regarding the maintenance, repair and ownership of such Property and all data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance of such Property and cooperating in seeking and obtaining all necessary licenses, permits and approvals of Governmental Authorities. Lessee shall have also paid the total cost for the completion of all Modifications commenced prior to such expiration or earlier termination of the Term. The obligation of Lessee under this Section 10.1(c) shall survive the expiration or termination of this Lease. Nothing herein shall be construed to authorize the return of any Property unless expressly provided herein.

          10.2 Right of Inspection. Each of the Administrative Agent and Lessor may, at reasonable times and with reasonable prior notice (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), enter upon, inspect and examine at its own cost and expense (unless a Lease Event of Default exists, in which case the out-of-

                                       9
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pocket costs and expenses of Lessor shall be paid by Lessee), any Property.
Lessee shall furnish to the Administrative Agent and Lessor statements, no more than once per year, accurate in all material respects, regarding the condition and state of repair of each Property. Neither the Administrative Agent nor Lessor shall have any duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

          10.3 Environmental Inspection. Not less than 12 months prior to the Maturity Date (unless Lessee have previously irrevocably exercised the Purchase Option, Maturity Date Purchase Option or paid Termination Value with respect to each Property), and not more than thirty Business Days prior to surrender of possession of a Property, Lessor shall, at Lessee's sole cost and expense, obtain a report by an environmental consultant selected by Lessor certifying that each Property or any portion thereof (i) does not contain Hazardous Materials under circumstances or in concentrations that could result in a violation of or liability under any Environmental Law and (ii) is in compliance with all Environmental Laws. If such is not the case on either such date, then Lessee shall be deemed to have irrevocably exercised the Maturity Date Purchase Option pursuant to Section 20.2.


                            SECTION 11. MODIFICATIONS

          11.1 Modifications, Substitutions and Replacements. (a) So long as no Lease Event of Default has occurred and is continuing, Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, repairs, improvements and modifications to a Property or any part thereof and will also have the right to reconstruct or improve such Property (collectively, "Modifications"); provided, that: (i) except for any Modification required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modification, individually, or when aggregated with any (A) other Modification or (B) grant, dedication, transfer or release pursuant to Section 12.2, shall be made if it would impair the value of such Property or the utility or useful life of such Property from that which existed immediately prior to such Modification; (ii) the Modification shall be performed expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of such Property shall not be adversely affected; (iv) Lessee shall maintain or cause to be maintained builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Section 13 relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; (vi) such Modifications shall comply with Sections 8.2 and 10.1 and shall not change the primary character of such Property; and (vii) no Improvements shall be demolished, except to the extent such demolition does not impair the value, utility or useful life of such Property. All Modifications (other than those that may be readily removed without impairing the value, utility or remaining useful life of such Property) shall remain part of the realty and shall be subject to this Lease and Lessee's Lease Supplement and title thereto shall immediately vest in Lessor. So long as no Lease Event of Default has occurred and is continuing, Lessee may place upon a Property any inventory, trade fixtures, machinery,

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equipment or other property belonging to Lessee or third parties and may remove the same at any time during the term of this Lease subject to the terms of
Section 10.1; provided that such inventory, trade fixtures, machinery, equipment or other property, or their respective operations, do not impair the value, utility or remaining useful life of such Property.

          (b) Following the Completion Date with respect to any Property, Lessee shall notify Lessor of the undertaking of any Modification to the Property the cost of which is anticipated to exceed $500,000. Prior to undertaking any such Modification, Lessee shall deliver to Lessor (i) a brief narrative of the work to be done and a copy of the plans and specifications relating to such work; and
(ii) an Officer's Certificate stating that such work when completed will not impair the value, utility or remaining life of such Property. Each of the Administrative Agent and Lessor, by itself or its agents, shall have the right, but not the obligation, from time to time to inspect such construction to ensure that the same is completed consistent with the plans and specifications.

          (c) Following the Completion Date with respect to any Property, Lessee shall not without the consent of Lessor undertake any Modification to such Property if such construction or alterations cannot, in the reasonable judgement of the Administrative Agent, be completed on or prior to the date that is eighteen months prior to the Maturity Date.

          (d) Lessee shall make any Modification required to be made pursuant to any Legal Requirement or any Insurance Requirement (such Modification, a "Required Modification").


                                SECTION 12. TITLE

          12.1 Liens. (a) Lessee agrees that, except as otherwise provided herein and subject to the terms of Section 13 relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Administrative Agent pursuant to the Credit Agreement or the other Operative Agreements, other than Permitted Liens. Lessee shall promptly notify Lessor in the event it receives knowledge that a Lien (other than a Permitted Lien) exists with respect to any Property.

          (b) Nothing contained in this Lease shall be construed as constituting the consent or request of any Participant, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO PARTICIPANT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING ANY PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR,

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SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO
ANY PROPERTY.

          12.2 Grants and Releases of Easements. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Sections 8, 9, 10 and 11, Lessor hereby consents to the following actions by Lessee, in the name and stead of Lessor, but at Lessee's sole cost and expense:
(a) the granting (prior to the Lien of the Lease Supplement) of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the construction, use, repair, renovation or maintenance of any Property as herein provided; (b) the release (free and clear of the Lien of the Lease Supplement) of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) if required by applicable Governmental Authority in connection with the construction, the dedication or transfer (prior to the Lien of the Lease Supplement) of unimproved portions of any Property for road, highway or other public purposes; (d) the execution of petitions to have any Property annexed to any municipal corporation or utility district; and (e) the execution of amendments to any covenants and restrictions affecting any Property; provided, that in each case Lessee shall have delivered to Lessor an Officer's Certificate stating that: (i) such grant, release, dedication or transfer does not impair the value or utility or remaining useful life of the applicable Property, (ii) such grant, release, dedication or transfer is reasonably necessary in connection with the construction, use, maintenance, alteration, renovation or improvement of the applicable Property, (iii) such grant, release, dedication, transfer or amendment will not cause the applicable Property or any portion thereof to fail to comply with the provisions of this Lease or any other Operative Agreements and all Requirements of Law (including, without limitation, all applicable zoning, planning building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made; (v) Lessee shall remain obligated under this Lease, its Lease Supplements, and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication or transfer, had not been effected and (vi) Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication or transfer. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication or transfer to any Person permitted under this Section.


                         SECTION 13. PERMITTED CONTESTS

          13.1 Permitted Contests Other Than in Respect of Impositions. Except to the extent otherwise provided for in Section 12.2 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the

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amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the applicable Properties and Participants; (b) no part of any Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or civil liability on any Participant for failure to comply therewith; (d) there shall be no risk of enjoinment of or interference with, the use, possession or disposition of such Property in any material respect; and (e) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the Maturity Date for the applicable Property, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b), (c) and (d) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest. Lessor will not be required to join in any proceedings pursuant to this
Section 13.1 unless a provision of any Requirement of Law requires that such proceedings be brought by or in the name of such party; and in that event such party will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) Lessee has not elected the Remarketing Option, and (ii) Lessee pays all related expenses and indemnities of such party with respect to such proceedings.


                              SECTION 14. INSURANCE

          14.1 Public Liability and Workers' Compensation Insurance. During the Term, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on each Property and such other public liability coverages are ordinarily procured by Lessee or its Affiliates who own or operate similar properties and but in any case shall provide liability coverage of at least $3,000,000 per occurrence. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties and that are in accordance with normal industry practice. The policy shall be endorsed to name each Participant as an additional insured. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which any Participant may have in force. Lessee shall, in the operation of the Property, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws.

          14.2 Hazard and Other Insurance. (a) During the Term, Lessee shall keep, or cause to be kept, each Property insured against loss or damage by fire, earthquake (unless such Property is located in the State of California), windstorm, flood (if required under Section 14.2(b) hereof) and other risks on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties, that are in accordance with normal industry practice, and are in amounts equal to the actual replacement cost of the Improvements. During the construction of any Improvements Lessee shall also maintain or

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cause to be maintained builders' risk insurance. All insurance proceeds in respect of any loss or occurrence for which the proceeds related thereto are (i) less than or equal to $1,000,000, in the absence of the occurrence and continuance of an Lease Event of Default, shall be adjusted by and paid to Lessee for application toward the reconstruction, repair or refurbishment of the applicable Property, and (ii) greater than $1,000,000 shall be adjusted jointly by Lessee and Lessor (unless an Lease Event of Default has occurred and is continuing, in which case such proceeds shall be adjusted solely by Lessor) and held by Lessor for application in accordance with Section 15. In addition, Lessee shall at all times during the Term maintain business interruption insurance covering, for a period of no less than thirty (30) days (after the waiting period provided herein), actual losses for any period during which the earnings of Lessee are impaired as a result of any property damage or other casualty.

          (b) If at any time during the Term the area in which any Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973 or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as may be amended. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to any Property.

          14.3 Coverage. (a) Lessee shall furnish Lessor with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming each of the Participants as an additional insured with respect to liability insurance, naming each of the Participants and Lessee as their interests may appear with respect to casualty coverage and showing the mortgagee endorsement required by Section 14.3(c). All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision in which the insurer agrees to provide thirty (30) days' advance written notice by the insurer to Lessor and the Administrative Agent in the event of cancellation or modification of such insurance. Promptly upon request, Lessee shall deliver to Lessor, at Lessor's expense, copies of all insurance policies required by this Lease.

          (b) Lessee agrees that the insurance policy or policies required by this Lease shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Participants and their respective rights under and interests in such policies shall not be invalidated or reduced by any act or omission (including breach of warranty) or negligence of Lessee or any other Person having any interest in any Property other than Lessor and the Lenders. Lessee hereby waives any and all such rights against the Participants to the extent of payments made under such policies.

          (c) All insurance policies required by Section 14.2 shall include a "New York" or standard form mortgagee endorsement in favor of the Administrative Agent.

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          (d) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Lease except that Lessor may carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Lease to be subject to a coinsurance exception of any kind.

          (e) Lessee shall pay as they become due all premiums for the insurance required by this Lease, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to Lessor and the Administrative Agent certificates for renewal and replacement policies.

          (f) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A-" and a financial size rating of at least "VIII" or (if not) be otherwise acceptable to the Administrative Agent.

          (g) Notwithstanding anything to the contrary in this Lease, Lessee shall have the right to maintain reasonable deductibles and self-insured retention levels, that are reasonable in light of Lessee's net worth. The insurance program described in this Lease may be maintained by Lessee for the benefit of the parties.


                      SECTION 15. CONDEMNATION AND CASUALTY

          15.1 Condemnation and Casualty. (a) Subject to the provisions of this
Section 15 and Section 16 (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Default, Lessee shall be entitled to receive any award, compensation or insurance proceeds to which Lessee or Lessor may become entitled by reason of their respective interests in a Property (i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation; provided, however, if a Lease Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor, and provided further that in the event of any Casualty or Condemnation, the estimated cost of restoration of which is in excess of $1,000,000, any such award, compensation or insurance proceeds shall be paid directly to Lessor, or if received by Lessee, shall be held in trust for Lessor and shall be paid over by Lessee to Lessor.

          (b) So long as no Lease Event of Default has occurred and is continuing, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any

                                       15
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claim for any award, compensation or insurance payment on account of any such
Casualty or Condemnation and shall pay all expenses thereof; provided that if the estimated cost of restoration of the Property or the payment on account of such Casualty or Condemnation is in excess of $1,000,000, then Lessor shall, at Lessee's sole cost and expense, be entitled to participate in any such proceeding or action. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Administrative Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any award, compensation or insurance payment.

          (c) If Lessor or Lessee shall receive notice of a Casualty or a possible Condemnation of a Property or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Administrative Agent promptly after the receipt of such notice.

          (d) In the event of a Casualty or receipt of notice by Lessee or Lessor of a Condemnation, Lessee shall, not later than thirty (30) days after such occurrence, deliver to Lessor and the Administrative Agent an Officer's Certificate stating that either (i) (x) such Casualty is not a Significant Casualty or (y) such Condemnation is neither a Total Condemnation nor a Significant Condemnation and that this Lease shall remain in full force and effect with respect to the applicable Property and, at Lessee's sole cost and expense, Lessee shall promptly and diligently restore the applicable Property in accordance with the terms of Section 15.1(e) or (ii) this Lease shall terminate with respect to the applicable Property in accordance with Section 16.1.

          (e) If pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1 using the as-built plans and specifications for the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements) so as to restore the applicable Property to at least the same condition, operation, function, useful life and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the applicable Property shall remain with Lessor. Upon completion of such restoration, Lessee shall furnish to Lessor and the Administrative Agent an architect's certificate of completion and an Officer's Certificate confirming that such restoration has been completed pursuant to this Lease.

          (f) In no event shall a Casualty or Condemnation affect Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Maturity Date or pursuant to Sections 20 or 21.

          (g) Notwithstanding anything to the contrary set forth in Section 15.1(a) or Section 15.1(e), if during the Term a Casualty occurs with respect to a Property or Lessee receives notice of a Condemnation with respect to a Property, and following such Casualty or Condemnation, such Property cannot reasonably be restored on or before the Purchase

                                       16
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Decision Date to substantially the same condition as existed immediately prior to such Casualty or Condemnation or before such day such Property is not in fact so restored, then Lessee shall exercise its Purchase Option with respect to such Property on the next Payment Date, and in such event such remaining Casualty or Condemnation proceeds shall be paid to the Administrative Agent, which shall pay such funds to Lessee upon the closing of the purchase of such Property.


                          SECTION 16. LEASE TERMINATION

          16.1 Termination upon Certain Events. (a) Lessee shall be obligated to deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease with respect to any Property (i) within thirty (30) days after Lessee receives notice of a Total Condemnation with respect to any such Property or (ii) promptly after the occurrence of a material Environmental Violation with respect to any such Property.

          (b) If either: (i) Lessee or Lessor shall have received notice of a Condemnation, and Lessee shall have delivered to Lessor an Officer's Certificate that such Condemnation is a Significant Condemnation; or (ii) a Casualty occurs, and Lessee shall have delivered to Lessor an Officer's Certificate that such Casualty is a Significant Casualty; or (iii) a material Environmental Violation occurs with respect to any Property, and Lessee shall have delivered to Lessor an Officer's Certificate that this Lease shall terminate with respect to such Property, then Lessee shall, simultaneously with the delivery of the Officer's Certificate pursuant to the preceding clause (i), (ii) or (iii), deliver a Termination Notice with respect to the affected Property.

          16.2 Procedures. (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the affected Property on a date not more than thirty (30) days after Lessor's receipt of such Termination Notice (the "Termination Date"); (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value and purchase such Property on such Termination Date and (iii) the Officer's Certificate described in Section 16.1(b).

          (b) On the Termination Date, Lessee shall pay to Lessor as Supplemental Rent the Termination Value for the applicable Property, plus all other amounts owing in respect of such Property (including Supplemental Rent) theretofore accruing and Lessor shall convey such Property to Lessee (or Lessee's designee) all in accordance with Section 19.1.


                               SECTION 17. DEFAULT

          17.1 Lease Events of Default. If any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) (each a "Lease Event of Default") shall occur:

          (a) Lessee shall fail to make payment of (i) any Basic Rent or any Supplemental Rent representing amounts with respect to interest owed under the Credit Agreement or the other Credit Documents within three (3) Business Days after the same has become due and payable or (ii) any Maximum Residual Guarantee Amount, any proceeds from the sale of any Property during the Remarketing Period, Purchase Option Price or Termination Value or any Rent representing principal owed under the Credit Agreement after the same has become due and payable; or

          (b) Lessee shall fail to make payment of any other Supplemental Rent due and payable within three (3) Business Days after receipt of written notice thereof from Lessor; or

          (c) Lessee shall fail in any material respect to maintain insurance as required by Section 14; or

          (d) Lessee shall fail to observe or perform any covenant, condition or agreement contained in Sections 9.4(b)(i), 9.4(c) (with respect to the existence of Lessee) or Sections 9.5(a), (b), (d), (e), (f), (g), (i), (j),
     (k), or (l), in each case of the Participation Agreement; or

          (e) any Loan Party shall fail to observe or perform any term, covenant or condition of such Loan Party under this Lease, the Participation Agreement, any Guarantee or any other Operative Agreement to which it is a party (other than those set forth in Section 17.1(a), (b), (c) or (d) hereof) and such failure shall continue for thirty (30) days after written notice thereof from Lessor; or any representation or warranty by such Loan Party set forth in this Lease or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material respect; or

          (f) a Construction Agency Agreement Event of Default shall have occurred and be continuing; or

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Significant Entity or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Significant Entity or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (h) any Significant Entity shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in

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     effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Significant Entity or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the fore going; or

          (i) an event of default under the Corporate Loan Documents shall have occurred and be continuing;

          (j) any Operative Agreement or any Lien granted under any Operative Agreement shall, in whole or in part, terminate, cease to be effective in any material respect against, or (other than as expressly provided therein) cease to be the legal, valid, binding and enforceable obligation of any Loan Party thereto; or

          (k) any Loan Party shall repudiate or disavow the effectiveness, validity, binding nature or enforceability of any Operative Agreement or any Lien granted under any Operative Agreement; or any Guarantor shall repudiate, or purport to discontinue or terminate, its Guarantee; or

          (l) any event or condition occurs that results in any Indebtedness of any Loan Party of $10,000,000 or more in the aggregate becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Indebtedness of any Loan Party of $10,000,000 or more in the aggregate or any trustee or agent on its or their behalf to cause any such Indebtedness of any Loan Party to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (l) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

          (m) an ERISA Event shall have occurred that, in the opinion of Lessor and the Administrative Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $10,000,000;

          (n) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Significant Entity or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment; or

          (o) a Change in Control shall occur;

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then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Section 17 and in Section 18.1, terminate this Lease by giving Lessee five (5) Business Days notice of such termination, and this Lease shall terminate. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder; provided that Lessee may cure a default under Section 17.1(c) or 17.1(f) in the event such default relates to a specific Property by
(i) purchasing such Property for its Termination Value and (ii) terminating this Lease with respect to such Property in accordance with Section 19.1 within 5 Business Days of such Lease Event of Default.

          17.2 Final Liquidated Damages. If a Lease Event of Default shall have occurred and be continuing, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 12 of the Participation Agreement, and in lieu of all damages beyond the date of such demand the sum of (a) the Termination Value, plus (b) all other amounts owing in respect of Rent theretofore accruing under this Lease. Upon payment of the amount specified pursuant to the first sentence of this Section 17.2, Lessor shall, at Lessee's cost, assign all of Lessor's right, title and interest in the Properties, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Lease Supplement. Lessee (or Lessee's designee) shall execute and deliver to Lessor an assumption of all of Lessor's obligations under the Ground Leases, if any. The Properties shall be transferred to Lessee (or Lessee's designee) "AS IS" and in their then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, that Lessee shall not be entitled to receive an assignment of Lessor's interest under the Ground Leases, if any, or in the Properties unless (a) Lessee shall have paid in full the Termination Value of each of Properties or (b) Lessor otherwise elects to make such assignment.

          17.3 Lease Remedies. Lessor and Lessee intend that for commercial law and bankruptcy law purposes, this Lease will be treated as a financing arrangement, as set forth in Section 7. Lessor shall be entitled to all rights and remedies accorded a secured party or mortgagee (as appropriate) under applicable Law. If, as a result of any applicable state law that cannot be waived, this Lease is deemed to be a lease of the Properties, rather than a financing arrangement, and Lessor is unable to enforce the remedies set forth in
Section 17.2, the following remedies shall be available to Lessor:

          (a) Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon Lessor's written demand, surrender to Lessor possession of its Properties and Lessee shall quit the same. Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Properties. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law.

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          (b) Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to
Section 17.1, Lessor may, but shall be under no obligation to, relet all, or any portion, of any Property, for the account of the relevant Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to the relevant Lessee for any failure to relet the Properties or for any failure to collect any rent due upon such reletting.

          (c) Damages. None of (i) the termination of this Lease pursuant to
Section 17.1; (ii) the repossession of the Property; or (iii) except to the extent required by applicable law, the failure of Lessor to relet all, or any portion, of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to
Section 17.1 and until the end of the Term or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of the Property or any portion thereof; provided that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.3 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.2. In calculating the amount of such net proceeds from reletting, there shall be deducted all of the Participants' expenses in connection therewith, including repossession costs, brokerage commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.3, such amounts shall be regarded as amounts paid on account of Rent. Any action to collect rent or damages in one action will not bar or affect Lessor's right to recover any subsequently accruing rent or other damages for any subsequent or other damages.

          (d) Acceleration of Rent. If a Lease Event of Default shall have occurred and be continuing, and this Lease shall not have been terminated pursuant to Section 17.1, and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.3(c), Lessor may upon written notice to Lessee accelerate all payments of Basic Rent due hereunder and, upon such acceleration, Lessee shall immediately pay Lessor, as and for final liquidated damages and in lieu of all current liquidated damages on account of such Lease Event of Default beyond the date of such acceleration (it being agreed that it would be

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impossible accurately to determine actual damages) an amount equal to the sum of
(a) all Basic Rent (assuming interest at a rate per annum equal to the Overdue
Rate), as applicable, due from the date of such acceleration until the end of the Term, plus (b) the Maximum Residual Guarantee Amount that would be payable under Section 21.1(c) assuming the proceeds of the sale pursuant to such Section 21.1(c) are equal to zero, which sum is then discounted to present value at a rate equal to the rate then being paid on United States treasury securities with maturities corresponding to the then remaining Term. Following payment of such amount by Lessee, Lessee will be permitted to stay in possession of its Property for the remainder of the Term, subject to the terms and conditions of this Lease, including the obligation to pay Supplemental Rent, provided that no further Lease Event of Default shall occur and be continuing, following which Lessor shall have all the rights and remedies set forth in this Section 17 (but not including those set forth in this Section 17.3). If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

          17.4 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law,
(a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession;
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Section 17.

          17.5 Delivery of Contracts. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately deliver to Lessor all of Lessee's agreements executed by Lessee in connection with the construction, renovation, development, use or operation of the Property, as and to the extent that the same relate to the construction renovation, and operation of the Property.

          17.6 Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise including, without limitation, any mortgage foreclosure remedies contained in the Memorandum of Lease.


                       SECTION 18. LESSOR'S RIGHT TO CURE

          18.1 Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain any insurance required by Section 14, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property for such purpose and take all such action thereon as may be necessary or appropriate therefor, after reasonable advance notice (except in cases of emergency in which persons or property may be injured) that Lessor intends to take such

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actions as are reasonable under the circumstances. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including the fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand as Supplemental Rent.


             SECTION 19. LEASE TERMINATION; SALE OF UNDEVELOPED LAND

          19.1 Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Option. In connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2 or 17.1, or in connection with Lessee's exercise of the Purchase Option or Maturity Date Purchase Option, upon the date on which this Lease is to terminate with respect to the applicable Property or upon the Maturity Date with respect to the applicable Property, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20, as applicable:

          (a) Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment of Lessor's entire interest in the applicable Properties (by a special or limited warranty deed in the case of real property), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the applicable Lease Supplement and/or Deed of Trust and any Lessor Liens;

          (b) Lessor shall execute and deliver to Lessee any real estate tax affidavit, a FIRPTA affidavit and any other similar document required to be executed and delivered by law; and

          (c) The applicable Property shall be conveyed to Lessee "AS IS" and in then present physical condition.

          19.2 Aggregate Tranche A Percentage. Notwithstanding any other provision of this Lease or the other Operative Agreements, Lessee shall not be permitted to terminate this Lease with respect to a Property pursuant to Section 16 or exercise its Purchase Option with respect to a Property pursuant to
Section 20.1 if the Aggregate Tranche A Percentage, after giving effect to the termination of this Lease with respect to such Property, would be less than 87.6%.

          19.3 Sale of Undeveloped Land. Lessee shall have the right to sell any portion of the Properties consisting of Undeveloped Land; provided that (i) such sale shall be for the Fair Market Sales Value for such Undeveloped Land, (ii) the purchaser shall be a Person that is not an Affiliate of Lessee and (iii) no Lease Event of Default shall have occurred and be continuing or result from such sale.

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                           SECTION 20. PURCHASE OPTION

          20.1 Purchase Option. Provided that no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have the option to purchase one or more of the Properties as set forth below (the "Purchase Option"). To exercise the Purchase Option, Lessee shall provide Lessor irrevocable written notice (the "Purchase Notice") of Lessee's election to purchase one or more of the Properties on the date specified in such Purchase Notice at least ten (10) days prior to such proposed date of purchase. Such purchase must occur prior to the Purchase Decision Date, at a price equal to the Termination Value (the "Purchase Option Price") (which the parties do not intend to be a "bargain" purchase price) of such Property. If Lessee exercises its Purchase Option to purchase one or more of the Properties pursuant to this
Section 20.1, Lessor shall transfer to Lessee or Lessee's designee all of Lessor's right, title and interest in and to such Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, in accordance with Section 19.1.

          20.2 Maturity Date Purchase Option. On or before the Purchase Decision Date, Lessee may give Lessor and the Administrative Agent irrevocable written notice (the "Maturity Date Election Notice") that Lessee is electing to exercise the Maturity Date Purchase Option. If Lessee does not elect the Remarketing Option or the Maturity Date Purchase Option on or before the Purchase Decision Date, Lessee shall be deemed to have elected to exercise the Maturity Date Purchase Option. If Lessee has elected (or is deemed to have elected) to exercise the Maturity Date Purchase Option, then on the Maturity Date Lessee shall pay to Lessor an amount equal to the Termination Value for each of the Properties (which the parties do not intend to be a "bargain" purchase price) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, Lessor shall transfer to Lessee or Lessee's designees all of Lessor's right, title and interest in and to the Properties in accordance with Section 19.1.

          20.3 Obligation to Purchase All Properties. If on the Purchase Decision Date the then Termination Value of all the Properties is less than the Maximum Purchase Option Amount, then on the Maturity Date Lessee shall be required to exercise its Purchase Option on the Maturity Date with respect to all remaining Properties.


                          SECTION 21. SALE OF PROPERTY

          21.1 Sale Procedure. (a) With respect to the Properties, on the Maturity Date, so long as Lessee has properly elected the Remarketing Option pursuant to Section 20.2, Lessee shall have the option (the "Remarketing Option") to (i) pay to Lessor the Maximum Residual Guarantee Amount for the Properties as provided under Section 21.1(c), and (ii) sell the Properties to one or more third parties for cash in accordance with Section 21.1(b).

          (b) During the Remarketing Period, Lessee, as a nonexclusive broker for Lessor, shall use its best efforts to obtain bids for the cash purchase of each Property being

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sold for the highest price available in the relevant market, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for such Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may request from time to time. Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject a bid if such bid, together with any amounts to be paid pursuant to Section 21.3, is greater than or equal to the sum of the Limited Deficiency Amount and all costs and expenses referred to in Section 21.2(i) and is a bona fide offer by a third party purchaser who is not an Affiliate of Lessee. If the price which a prospective purchaser shall have offered to pay for all or any of the Properties is less than the sum of the Limited Deficiency Amount and all costs and expenses referred to in Section 21.2(i), Lessor may elect to retain the Properties by giving Lessee at least two Business Days' prior written notice of Lessor's election to retain the Properties, and upon receipt of such notice, Lessee shall surrender the Properties to Lessor pursuant to Section 10.1(c). Unless Lessor shall have elected to retain the Properties pursuant to the preceding sentence, Lessor shall sell the Properties on the Maturity Date free of any Lessor Liens attributable to it, without recourse or warranty, for cash to the purchaser or purchasers identified by Lessee or Lessor, as the case may be. Lessee shall surrender its Properties so sold to each purchaser in the condition specified in
Section 10.1.

          (c) On the Maturity Date with respect to all Properties subject to the Remarketing Option, Lessee shall pay to the Administrative Agent (as assignee of Lessor), in addition to any Rent outstanding, the Maximum Residual Guarantee Amount for each Property.

          (d) Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as to each of the Properties as of the dates set forth below. Failure by Lessee to timely satisfy any of the following provisions of this Section 21.1(d), shall be deemed to be an election by Lessee, without further act thereby, of its Purchase Option for all of the Properties and any previous election of the Remarketing Option shall automatically terminate.

               (i) On the Purchase Decision Date, Lessee shall give to Lessor and the Administrative Agent written notice of Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable by Lessee.

               (ii) Not later than one hundred and twenty (120) days prior to the Maturity Date, Lessee shall deliver to Lessor an Environmental Audit for each of the Properties. Such Environmental Audit shall be prepared by an environmental consultant selected by Lessor in Lessor's discretion and shall contain conclusions satisfactory to Lessor as to the environmental status of the Properties. If any such Environmental Audit indicates any exceptions calling for a Phase Two environmental assessment, Lessee shall have also delivered prior to the Maturity Date a Phase Two environmental assessment by such environmental consultant and a written statement by

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     such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law.

               (iii) On the date of Lessee's notice to Lessor of Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and thereafter, no Lease Event of Default or Lease Default shall occur.

               (iv) The Completion Date shall have occurred with respect to each Property on or before the Construction Period Termination Date.

               (v) Lessee shall have completed all Modifications, restoration and rebuilding of the affected Properties pursuant to Sections 10, 11 and 15 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to such Sections, in each case prior to the date on which Lessor receives Lessee's notice of Lessee's intention to exercise the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. Lessee shall have also paid the cost of all Modifications commenced prior to the Maturity Date. Lessee shall not have been excused from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the Maturity Date. Any Permitted Liens on any Property that were contested by Lessee shall have been removed and Lessor shall have received evidence satisfactory to it that all Liens uncontested have been removed. Each of the Properties shall be in at least as good operating condition as when possession of such Property was first delivered to Lessee (in the case of Properties subject to a Construction Period, such Properties shall be in at least as good operating condition as on such Property's Completion Date).

               (vi) On the date of Lessee's notice to Lessor of Lessee's exercise of the Remarketing Option, Lessee shall have executed and delivered to Lessor and Lessor's title insurance company an affidavit as to the absence of any Liens (with search results provided by Lessee verifying the same) except for Permitted Liens.

          21.2 Application of Proceeds of Sale. Lessor shall apply the proceeds of sale of each Property in the following order of priority:

               (i) FIRST, to pay or to reimburse Lessor for the payment of all reasonable costs and expenses incurred by Lessor in connection with the sale; and

               (ii) SECOND, the balance shall be paid to the Administrative Agent to be applied pursuant to the provisions of the Credit Agreement.

          21.3 Indemnity for Excessive Wear. If the proceeds of the sale described in Section 21.1(b) with respect to any Property, less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Deficiency Amount for such Property at the time of such sale and if it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of such Property shall have been impaired by

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greater than expected wear and tear during the Term, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

          21.4 Appraisal Procedure. For determining the Fair Market Sales Value of a Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Lessor and Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of all of the appraisers shall be paid by Lessee.

          21.5 Certain Obligations Continue. During the Remarketing Period, the obligation of Lessee to pay Rent with respect to each Property (including the installment of Basic Rent due on the Maturity Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, the Maximum Residual Guarantee Amount, if any, the amount due under Section 21.3, if any, and all other amounts due to Lessor with respect to the Property. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Section 21.


                              SECTION 22. HOLD OVER

          22.1 Hold Over. If Lessee effectively elects the Remarketing Option and each of the conditions and requirements in Section 21 shall have been satisfied, but nevertheless Lessee is unable to obtain bids satisfactory to Lessor, and the sale of any of its Properties is not consummated on the Maturity Date, Lessor shall by written notice to Lessee choose one or both of the following remedies (which election may be changed at any time):

          (a) Continue Remarketing Efforts. At the request of Lessor, Lessee shall continue to market the Properties on behalf of Lessor for up to an additional six (6) months and at the sole cost and expense of Lessee, and during such extended marketing period

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                                                                           LEASE

continue to comply with the requirements of this Lease at Lessee's sole cost and expense. Lessor shall by written notice to Lessee indicate the duration of such extended marketing period (the last day of such period, the "Extended Remarketing Date"), and Lessor shall have the option to accelerate or shorten such Extended Remarketing Date at any time. During such extended marketing period, Lessee's possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such Property and Lessee shall continue to pay Basic Rent at an annual rate equal to one hundred ten percent (110%) of the rate payable hereunder immediately preceding such expiration or earlier termination. Such Basic Rent shall be payable from time to time upon demand by Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property; or

          (b) Return of Properties. Such Property shall be returned to Lessor, whereupon Lessee shall do each of the following at its own cost and expense:

               (i) execute and deliver to Lessor and Lessor's title insurance company an affidavit as to the absence of any Liens (with search results provided by Lessee verifying the same) and shall execute and deliver to Lessor a statement of termination of this Lease to the extent relating to such Property;

               (ii) transfer possession of the Properties to Lessor or any Person designated by Lessor, by surrendering the same into the possession of Lessor or such Person, as the case may be, in the condition required by
     Section 21.1(d)(v) and in compliance with Applicable Law;

               (iii) cooperate fully with Lessor and/or any Person designated by Lessor to receive the Properties, which cooperation shall include: if requested by the Lessor, Lessee hereby agrees to enter into an operating agreement and in connection therewith to serve as the operator of the relevant Properties; such agreement to be on market terms established in good faith and reasonably acceptable to the Lessor; providing copies of all books and records regarding the maintenance and ownership of the Properties and all know how, data and technical information relating thereto; providing a current copy of the applicable Plans and Specifications; to the extent permitted by any Requirement of Law, granting or assigning all assignable licenses necessary for the operation and maintenance of the Properties; and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

                                                                           LEASE

                            SECTION 23. RISK OF LOSS

          23.1 Risk of Loss. The risk of loss of or decrease in the enjoyment and beneficial use of any Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


                      SECTION 24. SUBLETTING AND ASSIGNMENT

          24.1 Subletting and Assignment. Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part. Lessee may sublease (i) any Property or any portion thereof to a wholly-owned Subsidiary of Lessee or (ii) up to 25% of the Fair Market Sales Value of the Properties or any portion thereof to any Person that is not an Affiliate of Lessee. Any such sublease under clause (ii) must be in the normal course of Lessee's business, on commercially reasonable terms and at market rates. Each sublease to any Person not an Affiliate of Lessee may terminate after the Maturity Date. No sublease or other relinquishment of possession of a Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to a Property, or any portion thereof, so sublet. Except for existing subleases set forth on Schedule 24.1, any sublease of a Property shall be subject to and subordinate to this Lease and to the rights of Lessor hereunder, and shall expressly provide for the surrender of the Property after a Lease Event of Default hereunder.

          24.2 Subleases. Lessor acknowledges that the Property may be subject to existing leases or subleases (the "Existing Leases"), which will continue during the term of this Lease. Lessee will be solely responsible, during the term of this Lease, for the performance of the landlord's obligations under such Existing Leases, and, so long as no Lease Event of Default shall have occurred and be continuing, Lessee shall have the unrestricted right to collect and retain all rental and other income thereunder. So long as no Lease Event of Default shall have occurred and be continuing, no consent, joinder or approval will be required of Lessor in connection with the enforcement, modification, extension, termination or other action that Lessee may elect to take in connection with such Existing Leases.


                        SECTION 25. ESTOPPEL CERTIFICATES

          25.1 Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by Lessor, Lessee shall furnish to Lessor a certificate signed by an individual having the office of vice president or higher in the certifying Person certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not Lessor is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as Lessor may

                                                                           LEASE

reasonably request. Any such certificate furnished pursuant to this Section 25 may be relied upon by Lessor, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to Lessor (or any Affiliate thereof).


                              SECTION 26. NO WAIVER

          26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                       SECTION 27. ACCEPTANCE OF SURRENDER

          27.1 Acceptance of Surrender. Except as otherwise expressly provided in this Lease, no surrender to Lessor of this Lease or of all or any portion of any Property or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Credit Documents, the Administrative Agent, and no act by Lessor or the Administrative Agent or any representative or agent of Lessor or the Administrative Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.


                         SECTION 28. NO MERGER OF TITLE

          28.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person, or (c) a beneficial interest in Lessor.


                               SECTION 29. NOTICES

          29.1 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) when delivered by hand,
(b) one Business Day after delivery to such nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in

                                                                           LEASE

the mail, certified or registered, postage prepaid or (d) in the case of facsimile notice, when received, addressed to such Person as indicated:

          If to Lessee:

          Fred Meyer, Inc.
          3800 SE 22nd Avenue
          P.O. Box 42121
          Portland, Oregon  97242
          Attn:  James C. Aalberg
                  Vice President and Corporate Treasurer
          Telecopier No.:  (503) 797-5299

          With a copy of any default notices to:

          Stoel Rives LLP
          900 SW Fifth Avenue, Suite 2300
          Portland, Oregon  97204
          Attn:  Gary R. Barnum, Esq.
          Telecopier No.:  (503) 220-2480

          If to Lessor:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Attn: Corporate Trust Administration
          Telecopier No.: (302) 651-8882

          with a copy
          to the Administrative Agent:

          Bankers Trust Company
          130 Liberty Street
          New York, New York 10006
          Attn: Deal Administrator
          Telecopier No.: (212) 250-7351

From time to time any party may designate a new address or facsimile number for purposes of notice hereunder by notice to each of the other parties hereto. It is understood and agreed that the delivery of copies of notices to counsel as set forth above is for courtesy purposes only and any failure to deliver such copies shall not constitute failure with respect to any obligation to provide notices hereunder.

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                                                                           LEASE

                            SECTION 30. MISCELLANEOUS

          30.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in Sections 15, 16, 20 or 21, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the deceased founder of the Standard Oil Company, known to be alive on the date of the execution and delivery of this Lease.

          30.2 Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Lessor and Lessee.

          30.3 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          30.4 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          30.5 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

          30.6 GOVERNING LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE PERFECTION AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED.

          30.7 Limitations on Recourse. Except as expressly set forth in the Operative Agreements, Lessee agrees to look solely to Lessor's estate and interest in the Property, the proceeds of sale thereof, any insurance proceeds or any other award or any third party proceeds received by Lessor in connection with the Property for the collection of any judgment

                                                                           LEASE

requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor, the Trust Company, partner or other owner of an interest, direct or indirect, in Lessor, or any director, officer, shareholder, employee, beneficiary or Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Lessor to Lessee; provided that nothing in this Section shall be construed to impair or limit the rights of Lessee against the Investors under the Operative Agreements. Nothing in this Section shall be interpreted so as to limit the terms of Section 6.1 or 6.2.

          30.8 Memorandum of Lease. This Lease shall not be recorded, but Lessor and Lessee shall, upon the execution and delivery of each Lease Supplement, execute and deliver a memorandum of this Lease (a "Memorandum of Lease") substantially in the form of Exhibit B and otherwise in form suitable for recording under the laws of the jurisdiction in which the Property covered by such Memorandum of Lease is located, which memorandum shall be recorded at Lessee's sole cost and expense.

          30.9 Ground Lease. During the Term, Lessee shall observe and perform all of the obligations of Lessor under any Ground Lease (including the payment of all rent and other amounts thereunder) and, in connection therewith, shall, prior to the occurrence and continuation of a Lease Event of Default, have the benefit of all of Lessor's rights as lessee under any Ground Lease.

          30.10 Security Agreement and Financing Statement. The mailing address of debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests hereunder may be obtained is as set forth on the signature pages of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing statement for any of the purposes referenced herein.

          30.11 State Law Recitals and Provisions.

               (a) Non-Residential Trust Deed: Business Purpose. Lessee as grantor warrants that this Agreement, as a deed of trust or trust deed under laws of the state in which the Property is located, is not and will not at anytime constitute a residential trust deed, as that term is defined in ORS
86.705 or its successor statutes (if the Property is in Oregon). Lessee warrants that it is engaging in this transaction exclusively for business, commercial or investment purposes. Lessee warrants that the Property is not used principally for agricultural or farming purposes (if the Property is in Washington). Lessee warrants that the Property falls within the provisions of Idaho Code 45-1502(5) or its successor statutes (if the Property is in Idaho)

               (b) Statutory Notice Concerning Insurance. Effective January 1, 1996, Chapter 313 of Oregon Laws 1995 amends ORS 746.201 to require that in loans in which the lender has the right to purchase insurance in the event the borrower fails to carry

                                                                           LEASE

insurance, the loan document must contain a warning in substantially the following form in 10- point type:

                                    "WARNING"

               "Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

               "You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

               "The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

               (c) Statutory Notice Concerning Written Agreements. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

               (d) Washington Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

          30.12 Limited Power of Attorney. To the extent required by Lessee, Lessor hereby agrees to provide Lessee with a Limited Power of Attorney permitting Lessee to act on

                                                                           LEASE

behalf of Lessor in connection with (i) consenting to all subleases referenced in this Lease; (ii) executing all easements, use, restrictive covenant, assessment or bonding agreements; and (iii) selling undeveloped Land as is more specifically described in Section 19.3 of this Lease (provided, all such sales shall be conducted in compliance with the terms of such Section 19.3, without modification of such provisions pursuant to the utilization of the Limited Power of Attorney by Lessee); provided, however, the Limited Power of Attorney may be utilized only to the extent (x) no Default of Event or Default shall have occurred or be continuing at the time of the contemplated exercise of the Limited Power of Attorney and (y) such sublease, easement, use, restrictive covenant, assessment or bonding agreement or document of sale shall be made in the normal course of Lessee's business.

          To the extent any Default or Event of Default has occurred and is continuing or Lessee has received written notice of the occurrence of any Default, the Limited Power of Attorney shall immediately terminate and be void and not further force or effect unless reinstated in writing by Lessor and acknowledged and agreed to by the Agent. Each action taken by Lessee under the Limited Power of Attorney shall automatically, without further action, be deemed to be a representation and warranty as of such date that the conditions set forth in the first sentence of this Section 30.12 are satisfied in full as of such date.

          30.13 Estoppel Certificates. Upon twenty (20) days' prior notice of the request, either party will execute, acknowledge and deliver to the other party a certificate stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Rent and other sums payable hereunder have been paid, and (c) either that to the knowledge of such party no Lease Event of Default exists or specifying each such default of which such party has knowledge. A party shall not be obligated, except as provided herein, to update any certificate once delivered.

                                                                           LEASE

          IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

                                       FRED MEYER, INC.


                                       By: JAMES C. AALBERG
                                           -------------------------------------
                                           Name: James C. Aalberg
                                           Title: Vice President, Treasurer

                                                                           LEASE

FMS TRUST 1997-1

                                       By: WILMINGTON TRUST COMPANY, not
                                           individually but solely as Owner
                                           Trustee


                                       By: PATRICIA A. EVANS
                                           -------------------------------------
                                           Name: Patricia A. Evans
                                           Title: Financial Services Officer


For purposes of this Agreement as a fixture filing, the following is applicable:

Address of Lessee/debtor:

          Fred Meyer, Inc.
          3800 SE 22nd Avenue
          P.O. Box 42121
          Portland, Oregon  97242

Address of Lessor/secured party:

          FMS Trust 1997-1
          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Attn: Corporate Trust Administration
          Telecopier No.: (302) 651-8882

                                                                           LEASE

          Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this 11th day of March, 1998.


                                       BANKERS TRUST COMPANY, as the
                                       Administrative Agent for the Lenders


                                       By: GINA S. THOMPSON
                                           -------------------------------------
                                           Name: Gina S. Thompson
                                           Title: Vice President

                                                                SCHEDULE 24.1 TO
                                                                           LEASE


                               EXISTING SUBLEASES


None.

                                                                       Exhibit A


                             LEASE SUPPLEMENT NO. __
            DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT

          THIS LEASE SUPPLEMENT NO. __ (this "Lease Supplement") dated as of _______________, between WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity, but solely as Owner Trustee under the FMS Trust 1997-1, a Delaware business trust, as lessor (the "Lessor"), and Fred Meyer, Inc., a Delaware corporation, as lessee (the "Lessee").

          For purposes of provisions of this Lease Supplement related to the creation and enforcement as Deed of Trust, LESSEE, as grantor, hereby conveys the Leased Property (as defined below) to FIRST AMERICAN TITLE COMPANY, a corporation, as owner trustee ("Trustee"), in trust and with power of sale, for the benefit of Lenders (as defined in the Participating Agreement) as Beneficiary and senior lenders, and for the benefit of LESSOR, as beneficiary (in trust), as subordinated lender. The maturity date of the secured obligations shall be March __, 2003, unless extended pursuant to the terms of the Lease and the Participation Agreement.

          For purposes of provisions of this Lease Supplement related to the creation and enforcement of this Agreement as a security agreement and a fixture filing, Lessee is the debtor and Lessor is the secured party.

          WHEREAS, Lessor [is the record owner of] [has a leasehold interest in] the land described on Schedule I hereto (the "Leased Land") together with all Improvements which now exist or hereafter may be constructed on the Leased Property (the "Leased Improvements and, together with the Leased Land, the "Leased Property") and wishes to lease the same to Lessee;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions; Rules of Usage. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Annex A to the Participation Agreement, dated as of March __, 1998, among the Lessee and Construction Agent, Lessor, the Owner Trustee, the Investors, the Administrative Agent, the Syndication Agent and the Lenders, as it may be amended, supplemented or otherwise modified from time to time.

          2. The Properties. Attached hereto as Schedule I is the description of the Leased Property. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the Leased Property shall be subject to the terms and provisions of the Lease.

                                                                           LEASE

          3. Ratification. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

          4. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Administrative Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

          5. Power of Sale. Without limiting any other remedies set forth herein or in the Lease, in the event that a court of competent jurisdiction rules that each of the Lease and this Lease Supplement constitutes a mortgage, deed of trust or other secured financing with respect to the Leased Property as is the intent of the parties pursuant to the Lease, then Lessor and Lessee agree that
(i) Lessee hereby grants to Lessor for the benefit of Lessor and the Lenders a Lien against the Leased Property (including the fee simple estate therein) and conveys the Leased Property to Trustee, WITH POWER OF SALE to the extent permitted by law, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell the Leased Property (including the fee simple estate therein) at the time and place of sale fixed by Lessor in such notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE LEASED PROPERTY AND SELL THE LEASED PROPERTY (INCLUDING THE FEE SIMPLE ESTATE THEREIN) WITHOUT GOING TO COURT IN A FORE CLOSURE ACTION UPON THE OCCURRENCE AND CONTINUANCE OF A LEASE EVENT OF DEFAULT UNDER THE LEASE, and (ii) upon the occurrence and during the continuance of a Lease Event of Default, Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Properties (including without limitation the Leased Property), or against Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained herein or in the Lease or any other lease or in aid of the execution of any power granted herein or in the Lease or in any other lease, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Properties (including without limitation, the Leased Property), or for the enforcement of any other appropriate legal or equitable remedy. Lessee shall have all rights available to a mortgagor under the laws of the jurisdiction in which the respective Properties are located.

          6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND

                                                                           LEASE

TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE PERFECTION AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED.

          7. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

          8. Recordation. Lessor and Lessee agree that a memorandum of this Lease Supplement No. __ shall be recorded at Lessee's sole cost and expense as required by the Lease.

          9. Security Agreement and Financing Statement. The mailing address of debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests hereunder may be obtained is as set forth on the signature pages of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing statement for any of the purposes referenced herein.

          10. State Law Recitals and Provisions.

               (a) Non-Residential Trust Deed; Business Purpose. Lessee as grantor warrants that this Agreement, as a deed of trust or trust deed under laws of the state in which the Property is located, is not and will not at any time constitute a residential trust deed, as that term is defined in ORS 86.705 or its successor statutes (if the Property is in Oregon). Lessee warrants that it is engaging in this transaction exclusively for business, commercial or investment purposes. Lessee warrants that the Property is not used principally for agricultural or farming purposes (if the Property is in Washington). Lessee warrants that the Property falls within the provisions of Idaho Code 45-1502(5) or its successor statutes (if the Property is in Idaho).

               (b) Statutory Notice Concerning Insurance. Effective January 1, 1996, Chapter 313 of Oregon Laws 1994 amends ORS 746.201 to require that in loans in which the lender has the right to purchase insurance in the event the borrower fails to carry insurance, the loan document must contain a warning in substantially the following form in 10- point type:

                                    "WARNING

          "Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage

                                                                           LEASE

     we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

          "You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

          "The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law."

               (c) Statutory Notice Concerning Written Agreements. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

               (d) Washington Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                                           LEASE

          IN WITNESS WHEREOF, the parties have caused this Lease Supplement No. __ to be duly executed and delivered as of the date first above written.


                                       FRED MEYER, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                           LEASE

FMS TRUST 1997-1


By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee


     By:
         ------------------------------
         Name:
         Title:

                                                                           LEASE

          Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ___ day of ______, ____.


                                       BANKERS TRUST COMPANY, as the
                                       Administrative Agent for the Lenders


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: